UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2014

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3395 S. Jones Boulevard, Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 503-4299

9120 Double Diamond Parkway H#269, Reno, NV  89521
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2014, Homeland Resources Ltd. (the “Company”) entered into a Securities Purchase Agreement dated for reference December 29, 2014 (the “Securities Purchase Agreement”) with KBM Worldwide, Inc. (“KBM”), a New York corporation.  Under the terms of the Securities Purchase Agreement, KBM loaned $33,000 to the Company, which loan is secured by an 8% convertible note of the Company (the “Convertible Note”).  Although the Securities Purchase Agreement is dated for reference December 29, 2014, it was not effective until December 31, 2014 when it was executed by KBM.  Details of the Convertible Note are set out in Item 2.03 below.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Homeland Resources Ltd. (the “Company”) issued a convertible promissory note (the “Convertible Note”) dated for reference December 29, 2014 in the principal amount of $33,000 to KBM Worldwide, Inc. (“KBM”), a New York corporation, pursuant to the terms of a Securities Purchase Agreement dated for reference December 29, 2014 (the “Securities Purchase Agreement”).  Under the terms of the Convertible Note, the Company shall repay to KBM the principal amount of $33,000 plus interest at a rate of 8% per annum on October 1, 2015 (the “Maturity Date”).

The Company has the right to prepay the principal and accrued interest in full upon giving three trading days prior written notice to KBM by paying a premium of 15% if paid within 30 days of the issue date increasing by 5% per month to a maximum of 40% if paid within 180 days following the issue date, after which the Company has no further rights of prepayment of the Convertible Note.

At any time commencing 180 days from the date of issuance of the Convertible Note, KBM has the right to convert all or any portion of the outstanding and unpaid principal amount and interest of the Convertible Note into shares of the Company’s common stock at a conversion price equal to 61% of the average of the lowest five closing bid prices for the Company’s common stock during the 10 trading days prior to the conversion date, subject to a limitation that KBM and its affiliates cannot at any time hold, as a result of conversion, more than 4.99% of the outstanding common stock of the Company.

The Convertible Note contains anti-dilutive provisions and restrictions on the Company completing dilutive financing or sales of all or substantially all of its assets, it also includes customary conditions, representations and warranties.

In the event that the Company defaults in the payment of any amount due under the Convertible Note, the unpaid amount shall bear interest (“Default Interest”) at 22% per annum and defaults under certain provisions of the agreement can result in additional penalties of 50% or 100% of the amount outstanding with the higher amount applicable to situations where the Company refuses or hinders the issuance of shares on conversion of the Note or any portion thereof.

Although the Convertible Note is dated for reference December 29, 2014, it was not effective until December 31, 2014 when the funds were advanced to the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Securities Purchase Agreement dated for reference December 29, 2014 between the Company and KBM Worldwide, Inc.
10.2	Convertible Promissory Note dated for reference December 29, 2014 executed by the Company in favor of KBM Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.

Date: December 31, 2014	By:	/s/ David St. James
David St. James,
Secretary and Treasurer